EXHIBIT 10.22

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into as of September 5, 2011, by and between

“SAFEDOX”:	“PURCHASER”:

SafedoX, Inc.	Cyril C. Cernohous
11801 Pierce Street, Second Floor	(Printed Name)
Riverside, California 92505
(Address)

(Telephone No.)

(E-mail)

(Social Security Number)

in light of the following facts:

WHEREAS, SAFEDOX is a recently-formed start-up company that intends to become a publicly-traded company; and

WHEREAS, Purchaser desires to acquire shares of SAFEDOX common stock (the “Common Stock”); and

WHEREAS, SAFEDOX desires to issue shares of its common stock to Purchaser on the terms and conditions set forth in this Agreement.

WITNESSETH:

THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

A.          “Agreement” shall mean this Stock Purchase Agreement and all exhibits hereto or amendments hereof.

B.           “Knowledge of SAFEDOX” or matters “known to SAFEDOX” shall mean matters actually known to the Board of Directors or officers of SAFEDOX, or which reasonably should be or should have been known by them upon reasonable investigation.

C.           “SAFEDOX” shall mean SafedoX, Inc., a Wyoming corporation.

D.           “Purchaser” shall mean the person acquiring securities of SAFEDOX, pursuant to this Agreement.

E.           “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

A summary of the business plan of SAFEDOX is attached hereto as Exhibit “A” and made a part hereof.  Purchaser hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of SAFEDOX regarding the disclosures contained in Exhibit “A”.   Further, Purchaser understands and acknowledges that SAFEDOX is a development-stage company and may never earn a profit.

III.  PURCHASE AND SALE

SAFEDOX hereby sells to Purchaser and Purchaser hereby buys from SAFEDOX 40,000 shares of SAFEDOX Common Stock.  The Common Stock shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Purchaser shall deliver to SAFEDOX the sum of $40,000 in payment of the 40,000 shares of Common Stock purchased by Purchaser hereunder, a per share price of $1.00, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V.  ISSUANCE OF THE COMMON STOCK

SAFEDOX shall cause the 40,000 shares of Common Stock purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI.  THE EXCHANGE

Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $40,000 required to be delivered pursuant to paragraph IV hereof.  Upon receipt of such funds, SAFEDOX shall deliver to Purchaser a certificate representing 40,000 shares of Common Stock purchased and sold hereunder.

VII.  REPRESENTATIONS AND WARRANTIES OF SAFEDOX

SAFEDOX represents and warrants to Purchaser:

A.          Organization and Corporate Authority. SAFEDOX is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification.  SAFEDOX has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

B.           Subsidiaries.  SAFEDOX has no subsidiaries.

C.           Options, Warrants and Rights.  Prior to the consummation of the transactions contemplated by this Agreement, SAFEDOX has 3,057,520 warrants for the purchase of SAFEDOX Common Stock.

D.           Issuance of the Common Stock. The shares of Common Stock, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of SAFEDOX, will be issued in compliance with applicable state and federal laws.

E.           Financial Condition; Use of Proceeds. As described in Exhibit “A” attached hereto and made a part hereof, SAFEDOX is a newly-formed, development-stage company without significant revenues.  SAFEDOX requires substantial additional capital with which to implement its complete business plan.  There is no assurance that SAFEDOX will obtain such needed capital or that its business plan, when implemented, will prove to be successful.  The funds derived under this Agreement will be utilized for corporate expenses and working capital.

F.           Undisclosed or Contingent Liabilities.  To the best knowledge of SAFEDOX and to its officers and directors, SAFEDOX has no material liabilities and, to the best knowledge of the officers and directors of SAFEDOX, SAFEDOX has no contingent liabilities.

G.           Litigation. SAFEDOX is not a party to any suit, action, proceeding, investigation or labor dispute (collectively “actions”) pending or currently threatened against it other than administrative matters arising in the ordinary course of business .

H.           Compliance with Agreements.  The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which SAFEDOX is a party.

I.            Title to Property and Assets.  SAFEDOX has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

J.           Franchises and Permits; Taxes and Other Liabilities. To the knowledge of SAFEDOX, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business.  To the knowledge of SAFEDOX, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

K.           Governmental Consents. To the knowledge of SAFEDOX, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of SAFEDOX is required in connection with the valid execution, delivery and performance of this Agreement.

L.           Authorization.  All corporate action on the part of SAFEDOX and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of SAFEDOX’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of SAFEDOX.

M.         Regulatory Compliance. To the knowledge of SAFEDOX, it is in compliance with all applicable environmental regulations relating to its business operations.

N.           Employee Matters.  To the knowledge of SAFEDOX, it is in compliance with all laws and regulations applicable to employee-related matters.

O.           Suppliers and Customers.  To the knowledge of SAFEDOX, its relations with its suppliers and customers are good.

VIII.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

A.          Purchaser is under no disability with respect to entering into, and performing under, this Agreement.

B.           Purchaser represents and warrants that it is an “accredited investor” and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

C.           Purchaser represents and warrants that it understands that the shares of Common Stock have not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

D.           Purchaser represents and warrants that the Common Stock is not being purchased with a view to or for the resale or distribution thereof and that it has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

E.           Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of Common Stock:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

IX.  MISCELLANEOUS

A.          Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

B.           Arbitration.  In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Los Angeles, California, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

C.           Governing Law.  This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Wyoming.

D.           Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

E.           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

F.           Entire Agreement.  This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

“SAFEDOX”:		“PURCHASER”:

SAFEDOX, INC.		/s/ CYRIL C. CERNOHOUS
Cyril C. Cernohous

By: /s/	MANOJ PATEL
Manoj Patel
President